                                                                     Exhibit 5.1

                     [LETTERHEAD OF BASS, BERRY & SIMS PLC]


                                  June 11, 2002

Pacer International, Inc.
2300 Clayton Road, Suite 1200
Concord, California  94520

         Re:      Registration Statement on Form S-1 (File No. 333-53700)

Dear Ladies and Gentlemen:

         We have acted as special Tennessee counsel to Pacer International, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission, covering 16,100,000 shares of Company common stock, par value $0.01 per share (the "Common Stock") to be sold by the Company and certain shareholders of the Company (the "Selling Shareholders") to the underwriters represented by Credit Suisse First Boston Corporation, Bear, Stearns & Co., Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., UBS Warburg LLC and BB&T Capital Markets, a division and Scott & Stringfellow, Inc. (the "Underwriters") for public distribution pursuant to the Underwriting Agreement between the Company, the Selling Shareholders and the Underwriters. Such 16,100,000 shares of Common Stock include (i) 9,250,000 shares to be sold by the Company and (ii) 6,850,000 shares to be sold by the Selling Shareholders (including 2,100,000 shares that may be purchased by the Underwriters upon the exercise of an option to cover over-allotments).

         In connection with this opinion we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be sold by the Company, when issued and delivered in the manner and on the terms described in the Registration Statement (after the same is declared effective), will be validly issued, fully paid, and nonassessable, and that the shares of Common Stock to be sold by the Selling Shareholders are validly issued, fully paid, and nonassessable.

Pacer International, Inc.
June 11, 2002
Page 2


         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                                                   Sincerely,

                                                   /s/ Bass, Berry & Sims PLC

                                                   Bass, Berry & Sims PLC